SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported) February 18, 2000



          SOUTH TEXAS DRILLING & EXPLORATION, INC.
    (Exact name of registrant as specified in its charter)



State of Texas             2-70145                  74-2088619
(State or other
 jurisdiction           (Commission              (IRS Employer
of incorporation)       File Number)           Identification No.)



9310 Broadway, San Antonio, Texas                     78217
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code   (210) 828-7689



_________________________________________________________________
(Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant.

       On February 18, 2000, the Registrant sold in a private transaction 1,153,846 shares of $.10 par value common stock to WEDGE Energy Services, L.L.C., a Delaware limited liability company ("WEDGE"). The Registrant understands that Mr. Issam M. Fares is the ultimate beneficial owner of all of the outstanding ownership interests of WEDGE. WEDGE paid an aggregate $1,500,000 for the 1,153,846 shares of common stock purchased by WEDGE. The Registrant understands that the $1,500,000 aggregate purchase price was obtained by WEDGE from affiliated entities or persons.
     The 1,153,846 shares acquired by WEDGE, which constitute all of capital stock of the Registrant owned by WEDGE, represents 15.86% of the Registrant's common stock outstanding; or 10.76% on a fully diluted basis assuming conversion of all of the Registrant's Convertible Preferred Stock and stock options outstanding.
                       SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 2, 2000               SOUTH TEXAS DRILLING &
                                         EXPLORATION, INC.



                          By: Wm. Stacy Locke
                              Wm. Stacy Locke, President